UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 26, 2010
NOVELIS INC.
(Exact name of Registrant as specified in its charter)

Canada	001-32312	98-0442987

(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

3560 Lenox Road, Suite 2000, Atlanta, GA	30326

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (404) 814-4200
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
On November 26, 2010, Novelis Inc. (the “Company”) issued a press release announcing that the Company had commenced cash tender offers for any and all of its outstanding 11.50% Senior Notes due 2015 in the outstanding principal amount of $185,000,000 (the “11.50% Notes”) and 7.25% Senior Notes due 2015 in the outstanding principal amount of $1,124,159,000 (the “7.25% Notes”, and together with the 11.50% Notes, the “Notes”). The Company also announced that concurrently with the tender offers, the Company is soliciting the consent of the holders of the Notes to, among other things, eliminate or modify substantially all restrictive covenants, certain events of default and other provisions contained in the indentures relating to the Notes. A copy of the press release announcing the cash tender offers is attached hereto as Exhibit 99.1 and incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
99.1	Press release, dated November 26, 2010.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVELIS INC.

Date: November 26, 2010	By:	/s/ Leslie J. Parrette, Jr. Leslie J. Parrette, Jr.
General Counsel, Corporate Secretary and
Compliance Officer

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press release, dated November 26, 2010.